UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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Jacksonville Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 25, 2013

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Jacksonville Bancorp, Inc.  The annual meeting will be held at our main office, 1211 West Morton Avenue, Jacksonville, Illinois at 1:30 p.m., Illinois time, on April 23, 2013.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.  During the annual meeting we will also report on our operations.  Certain of our directors and officers will be present to respond to any questions that stockholders may have.  Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance.

The annual meeting is being held so that stockholders may be given the opportunity to elect directors, ratify the appointment of BKD LLP, as the independent registered public accounting firm for the 2013 fiscal year and to consider the approval of an advisory vote on executive compensation, and the approval of an advisory vote on the frequency of future “say-on-pay” advisory votes.  For the reasons set forth in the Proxy Statement, the Board of Directors has determined that the matters to be considered at the annual meeting are in the best interests of our stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered, except as to the frequency of future “say on pay” advisory votes as to which we recommend a vote for “ONE YEAR”.

It is important that your shares be represented at the annual meeting, whether or not you plan to attend personally.  Please complete, sign and date the enclosed proxy card and return it as soon as possible in the postage-paid envelope provided so that your shares will be represented at the annual meeting.  You may revoke your proxy at any time prior to its exercise, and you may attend the annual meeting and vote in person, even if you have previously returned your proxy card.  However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote personally at the annual meeting.

We thank you for your prompt attention to this matter and appreciate your support.

Sincerely,

/s/ Andrew F. Applebee	/s/ Richard A. Foss
Andrew F. Applebee	Richard A. Foss
Chairman of the Board	President and Chief
Executive Officer

JACKSONVILLE BANCORP, INC.
1211 West Morton Avenue,
Jacksonville, Illinois 62650
(217) 245-4111

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 23, 2013

Notice is hereby given that the annual meeting of Jacksonville Bancorp, Inc. will be held at our main office, 1211 West Morton Avenue, Jacksonville, Illinois on April 23, 2013, at 1:30 p.m., Illinois time.

A Proxy Card and a Proxy Statement for the meeting are enclosed.

The meeting is for the purpose of considering and acting upon:

1.	The election of two directors;

2	The ratification of the appointment of BKD LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3	The approval of an advisory vote on executive compensation;

4	The approval of an advisory vote on the frequency of future “say-on-pay” advisory votes; and

such other matters as may properly come before the meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the meeting.

Pursuant to our Bylaws, the Board of Directors has fixed March 15, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.  Only holders as of the record date will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.  A list of our stockholders entitled to vote at the meeting will be available for examination, during ordinary business hours, at our offices, 1211 West Morton Avenue, Jacksonville, Illinois, 62650 for ten days prior to the meeting.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

Our proxy statement, annual report to stockholders on Form 10-K, and proxy card are available on www.jacksonvillesavings.com.

By Order of the Board of Directors

/s/ John D. Eilering
Corporate Secretary
John D. Eilering

Jacksonville, Illinois
March 25, 2013

PROXY STATEMENT

JACKSONVILLE BANCORP, INC.
1211 West Morton Avenue,
Jacksonville, Illinois 62650
(217) 245-4111

ANNUAL MEETING OF STOCKHOLDERS April 23, 2013

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Jacksonville Bancorp, Inc. to be used at the Annual Meeting of Stockholders, which will be held at our main office, 1211 West Morton Avenue, Jacksonville, Illinois on April 23, 2013, at 1:30 p.m., Illinois time, and all adjournments of the Meeting.  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 25, 2013.

REVOCATION OF PROXIES

Stockholders who execute proxies retain the right to revoke them at any time.  Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof.  Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given therein.  Where no instructions are indicated, proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the meeting, and “ONE YEAR” with respect to the advisory proposal on the frequency of the stockholders’ vote on executive compensation.

The Board of Directors knows of no matters other than those set forth in the Notice of Annual Meeting that will be presented for consideration at the meeting.  Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournments thereof.

Proxies may be revoked by written notice to our Corporate Secretary at the address set forth above, by filing of a later proxy prior to a vote being taken on a particular proposal at the meeting or by attending the meeting and voting in person.  A proxy will not be voted if a stockholder attends the meeting and votes in person.  The presence at the meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the meeting or delivers a revocation to our Corporate Secretary prior to such voting.  If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder in order to vote in person at the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The securities entitled to be voted at the meeting consist of our common stock, $0.01 par value per share.  Each share of the common stock entitles the record holder to one vote on all matters.  March 15, 2013, has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the meeting.  As of the record date, we had 1,910,758 shares of common stock issued and outstanding which were held by approximately 771 holders of record.  The presence in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the meeting.  Broker non-votes are not considered represented at the annual meeting and are not entitled to vote on the matters to be considered at the annual meeting.

Current and former employees who participate in the Jacksonville Savings Bank Employee Stock Ownership Plan (the “ESOP”) will receive a vote authorization form for the ESOP that reflects all shares such persons may direct the trustees to vote on their behalf under the plans.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Jacksonville Bancorp common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.  Vote authorization forms must be returned to Hickory Point Bank & Trust, fsb so that they can be tabulated and voted by the ESOP trustee.  The deadline for returning vote authorization forms is April 16, 2013.

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for the nominees being proposed.  A plurality of votes is required to elect directors.

As to the ratification of our independent registered public accounting firm and the approval of an advisory vote on executive compensation, by checking the appropriate box a stockholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on such item.  These proposals shall be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

As to the advisory, non-binding resolution with respect to our executive compensation as described in this proxy statement, a stockholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the annual meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Jacksonville Bancorp, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, Jacksonville Bancorp, Inc. or the Board of Directors.

As to the advisory vote on the frequency of future “say-on-pay” advisory votes, a stockholder may vote for: (i)  “ONE YEAR”; (ii)  “TWO YEARS”; or (iii) “THREE YEARS”, or (iv) a stockholder may vote “ABSTAIN” as to this proposal.  Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the votes cast.  However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders. Even though this vote will neither be binding on Jacksonville Bancorp, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, Jacksonville Bancorp, Inc. or the Board of Directors, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency that advisory votes on executive compensation will be included in our proxy statements.

Proxies solicited hereby will be returned to us and will be tabulated by an Inspector of Election designated by the Board of Directors.

Regardless of the number of shares of common stock owned, it is important that holders of a majority of the shares of our common stock be represented by proxy or present in person at the annual meeting.  Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope.  Stockholders are urged to indicate their vote in the spaces provided on the proxy card.  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS GIVEN ON THE PROXY.  WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING AND “ONE YEAR” WITH RESPECT TO THE ADVISORY PROPOSAL ON THE FREQUENCY OF THE STOCKHOLDERS’ VOTE ON EXECUTIVE COMPENSATION.

Persons and groups who beneficially own in excess of five percent of the common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership.  The following table sets forth, as of the record date, the shares of common stock beneficially owned by executive officers and directors as a group on the record date and persons who were the beneficial owners of more than five percent of our outstanding shares of common stock.  Information regarding the common stock ownership of each director individually is set forth under “Proposal I - Election of Directors.”  This information is based solely upon information supplied to us and the filings required pursuant to the Securities Exchange Act of 1934.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of common stock
Beneficial Owners	Ownership(1)	Outstanding

Joseph Stilwell
111 Broadway, 12th Floor
New York, NY 1006(2)	156,141	8.17%

All Directors and Executive Officers	360,191	18.85%
as a Group (12 persons)

(1)
 In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date.  As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.  Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)
Based upon a Schedule 13G/A filed on October 4, 2011, Joseph Stilwell, and entities Stilwell Value Partners, VII, LP, Stilwell Value Partners VII, LLP, and Stilwell Value Partners, LP claimed shared voting and investment power over 156,141 shares or 8.17% of the outstanding shares.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is currently composed of eight members as is set forth in our Bylaws.  Our Bylaws provide that approximately one-third of the directors are to be elected annually.  Our directors are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify.  The Board of Directors has nominated Andrew F. Applebee and Peggy S. Davidsmeyer, each to serve as a director for a three-year term.

The table below sets forth certain information regarding the composition of the Board of Directors, including the terms of office of Board members.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the meeting for the election of the nominees identified below.  If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend.  At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.

Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.  Mr. Foss has pledged 24,979 shares of common stock as collateral for a loan.

Name(1)	Age as of 12/31/12	Positions Held in Jacksonville Bancorp, Inc.	Directors Since(2)	Term to Expire	Shares of Common Stock Beneficially Owned on the Record Date(3)	Percent of Class

NOMINEES

Andrew F. Applebee	63	Chairman of the Board	1982	2013	74,015 (4)	3.9%

Peggy S. Davidsmeyer	54	Director	2012	2013	300 (11)	*

DIRECTORS CONTINUING IN OFFICE

Dean H. Hess	65	Director	2000	2014	70,089 (5)	3.7%
John C. Williams	64	Director, Senior Vice President and Trust Officer	2000	2014	32,643 (6)	1.7%
Harmon B. Deal, III	52	Director	2003	2014	59,584 (7)	3.1%
John L. Eyth	61	Director	2005	2015	8,187 (8)	*
Richard A. Foss	62	President, Chief Executive Officer and Director	1993	2015	74,711 (9)	3.9%
John M. Buchanan	61	Director	2009	2015	5,652 (10)	*

(*)	Less than 1%.
(1)	The mailing address for each person listed is 1211 West Morton Avenue, Jacksonville, Illinois.
(2)	Includes initial appointment to the Board of Directors of our mutual predecessor.
(3)	Shares of common stock are held directly unless indicated otherwise.
(4)
Mr. Applebee has shared voting and investment power over 72,515 shares and sole voting power over 1,500 shares; includes 5,100 shares awarded pursuant to our restricted stock plan and options to purchase 1,500 shares of common stock.

(5)	Mr. Hess has shared voting and investment power over 66,114 shares of common stock and sole voting power over 3,975 shares, including options to purchase 300 shares of common stock.
(6)
Mr. Williams has sole voting and investment power over 11,000 shares and shared voting and investment power over 21,643 shares of common stock, including options to purchase 1,700 shares of common stock.

(7)	Mr. Deal has sole voting and investment power over 41,617 shares and shared voting and investment power over 17,967 shares of common stock, including options to purchase 300 shares of common stock.
(8)	Mr. Eyth has shared voting and investment power over 7,887 shares of common stock and sole voting power over 300 shares, including options to purchase 300 shares of common stock.
(9)
Mr. Foss has shared voting and investment power over 62,096 shares and sole voting and investment power over 12,615 shares; includes 4,800 shares awarded pursuant to our restricted stock plan and options to purchase 2,400 shares of common stock.

(10)	Mr. Buchanan has sole voting and investment power over 5,652 shares, including options to purchase 300 shares of common stock.
(11)	Ms. Davidsmeyer has sole voting power over 300 shares of common stock, including options to purchase 300 shares of common stock.

The principal occupation during the past five years of each of our nominees, current directors and executive officers is set forth below.  All nominees, directors and executive officers have held their present positions for five years unless otherwise stated.  With the exception of Messrs. Applebee, Foss and Williams, the Board of Directors has determined that each of our directors qualifies as an “independent” director under Rule 5605 for Nasdaq listed companies.

Andrew F. Applebee was elected Chairman of the Board of Directors in January 1994.  In addition, Mr. Applebee acted as our Chief Executive Officer until January 2001.  Prior thereto, Mr. Applebee was our President.  Mr. Applebee has been employed by us since 1976.  Mr. Applebee is active in community and civic organizations.

Peggy S. Davidsmeyer has been the Administrator of Knollwood Retirement Village, a supported living facility, since 2011.  Prior to this time, she was the Center Director for the Jacksonville Developmental Center, a state operated developmental center, at which she had been employed since 1982.  She holds a bachelor’s degree in music therapy and a master’s degree in health services administration.  She also holds a nursing home administrator’s license.  She currently serves on the boards of the local YMCA and the Wells Center and has served in many local community organizations, including past president of the Jacksonville Area Chamber of Commerce.  Her administrative experience and community knowledge led to her nomination to serve on the Board.

Dean H. Hess is a grain farmer in Morgan County.  Prior to the merger of Chapin State Bank with us, Mr. Hess had served on the Board of Directors of Chapin State Bank since 1981.  He holds a bachelor’s degree in agricultural economics and currently serves on the board of Lincoln Land FS and several community organizations.  Mr. Hess’ knowledge of the local community and agricultural lending make him a valuable member of the board.

John C. Williams is a Senior Vice President and Trust Officer for us.  Prior to the merger of Chapin State Bank with us, he was the Chairman of the Board, President and Trust Officer of Chapin State Bank and had been employed by such bank since 1972.  He currently serves as the treasurer of Tri-County Community Development Corporation and is a member of several community organizations.  Mr. Williams’ knowledge of the Bank’s community and local economy make him a valuable member of the board.

Harmon B. Deal, III has been an investment advisor representative with L.A. Burton & Associates since June 2010.  Prior to that time, he was the President of Deal & Co., Inc., which was the general partner of Deal Partners, L.P., an investment partnership, located in Jacksonville, Illinois since 1997.  Prior to that time, he was a partner and principal in Rowe, Henry and Deal Investment Securities from 1986 to 1996.  He holds a bachelor’s degree in general business and has served in many local community organizations.  His investment knowledge and community involvement led to his appointment to the board in 2003.

John L. Eyth is a certified public accountant.  He has been a principal in the accounting firm of Zumbahlen, Eyth, Surratt, Foote, & Flynn, Ltd., located in Jacksonville, Illinois, since 1980.  He holds a bachelor’s degree in accountancy and economics.  He has been a member of several professional organizations and community groups.  His accounting experience qualifies him to serve as our “audit committee financial expert” and to serve as chairman of our Audit Committee, which led to his appointment to the board in 2005.

Richard A. Foss has been our President and Chief Executive Officer since 2001.  From 1994 until 2001 he served as our President and Chief Operating Officer.  From 1992 until his appointment as President, Mr. Foss was our Executive Vice President.  Mr. Foss has been employed with us since 1986 when he was named Vice President.  In addition, Mr. Foss is also President of Financial Resources Group, Inc., our wholly owned subsidiary.  He is the past chairman of the Illinois League of Financial Institutions and has been active in local economic development groups.

John M. Buchanan is a certified funeral service practitioner.  He is the president of Buchanan & Cody Funeral Home and Crematory, Inc., located in Jacksonville, Illinois.  He holds a bachelor’s degree in business and economics.  He currently serves as the chairman of the local public building commission and public schools foundation and has served in many local community organizations.  His experience as a small business owner and community knowledge led to his appointment to the board in 2009.

Executive Officers who are not Directors

John D. Eilering (age 50) has been Vice President of Operations for us since July 2000.  He has also served as the Corporate Secretary and Human Resources Officer since July 2002.  From 1998 to 2000, he served as an Assistant Vice President of Information Systems.  He has been employed with Jacksonville Savings Bank since 1987.  Mr. Eilering owns 13,519 shares of common stock, including options to purchase 900 shares of common stock.

Diana S. Tone (age 44) has been the Chief Financial Officer for us since July 2002.  She also served as the Compliance Officer from 2000 to 2012.  Prior to this time, she spent ten years with the Federal Deposit Insurance Corporation as a federal bank examiner.  Ms. Tone owns 8,663 shares of common stock, including options to purchase 2,000 shares of common stock.

Laura A. Marks (age 54) has been the Senior Vice President of Retail Banking since January 2005.  She has also served as Marketing Officer since February 2000.  Prior to this time, she spent 20 years in retail banking, human resources, and marketing with another financial institution.  Ms. Marks currently owns 8,015 shares of common stock, including options to purchase 1,800 shares of common stock.

Chris A. Royal (age 57) has been employed by us since March 2007 as Senior Vice President and Chief Lending Officer.  From 2003 to 2007, Mr. Royal was employed as a Middle Market Lending and Relationship Manager at JPMorgan Chase Bank, N.A., Springfield, Illinois.  Prior to this time, he spent 25 years with National City Bank, Springfield, Illinois in lending and retail banking.  Mr. Royal currently owns 4,813 shares of common stock, including options to purchase 2,000 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934.  Our officers and directors and beneficial owners of greater than 10% of our common stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock.  SEC rules require disclosure in our Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of our common stock to file a Form 3, 4 or 5 on a timely basis.  Based on our review of ownership reports, we believe that none of our officers or directors failed to timely file such ownership reports for the fiscal year ended December 31, 2012.

Board Structure and Compensation

Nasdaq Marketplace Rules require (a) that we have a majority of independent directors on the Board, (b) any compensation committee and nominating committee to be composed solely of independent directors, (c) the compensation of executive officers being determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (d) the election or recommendation of director nominees for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

Affirmative Determinations Regarding Director Independence and Other Matters

Based on information supplied to it by the directors, the Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in the Nasdaq Marketplace Rules:

Directors Deal, Eyth, Hess, Buchanan and Davidsmeyer

In this proxy statement these directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.” The Independent Directors constitute a majority of the Board of Directors.

The Board of Directors has also determined that each member of the Audit Committee of the Board meets the independence requirements applicable to that committee prescribed by the Nasdaq Marketplace Rules, the Securities and Exchange Commission and the Internal Revenue Service.

There were no transactions that the Board of Directors needed to review that are not required to be reported under “—Transactions With Certain Related Persons,” below that would bear in the determination of the independence of the directors listed above.

Board Leadership Structure and Risk Oversight

We chose to separate the principal executive officer and board chairman positions in 2001, when President Foss was named chief executive officer.  Prior to this time, Chairman Applebee had served as our chief executive officer.  This structure has provided an experienced chairman who is able to serve independently of the chief executive officer in leading the Board.  We believe that this leadership structure is most appropriate given the Board’s conservative risk profile and the Board’s role in monitoring Jacksonville Bancorp, Inc.’s execution of its business plan and the risk elements associated with such execution.

The Board of Directors is actively involved in oversight of risks that could affect Jacksonville Bancorp, Inc.  This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Jacksonville Bancorp, Inc.  Risks relating to the direct operations of Jacksonville Savings Bank are further overseen by the Board of Directors of Jacksonville Savings Bank, who are the same individuals who serve on the Board of Directors of Jacksonville Bancorp, Inc.  The Board of Directors of Jacksonville Savings Bank also has additional committees that conduct risk oversight separate from Jacksonville Bancorp, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Code of Ethics

We have adopted a Code of Ethics that is applicable to all of its directors and officers.  The Code of Ethics has been filed with the SEC and is available at our website at www.jacksonvillesavings.com.  Amendments to and waivers from the Code of Ethics will also be disclosed on our website.

Evaluation of disclosure controls and procedures

We have adopted controls and other procedures which are designed to ensure that information required to be disclosed in this Proxy Statement and other reports filed with the SEC is recorded, processed, summarized and reported within time periods specified by the SEC. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the fiscal year (the “Evaluation Date”). Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective in timely alerting them to the material information relating to us (or our consolidated subsidiaries) required to be included in this Proxy Statement.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to:  Board of Directors, Jacksonville Bancorp, Inc., 1211 West Morton Avenue, Jacksonville, Illinois 62650.  Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or individual director as appropriate depending on the facts and circumstances outlined in the communications received.   The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by another employee, and the Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

We have established separate procedures for the submission of complaints regarding accounting, internal accounting controls, or auditing matters, as required by Section 301 of the Sarbanes-Oxley Act of 2002.  Such communications may be submitted to the Chairman of the Audit Committee by telephoning (217) 245-5121.  Alternatively, such communications may be submitted in writing to the following address:  Chairman of the Audit Committee, Jacksonville Bancorp, Inc., 1211 West Morton Avenue, Jacksonville, Illinois 62650.

Meetings and Committees of the Board of Directors

The business of the Board of Directors is conducted through meetings and activities of the Board and its committees.  During the year ended December 31, 2012, the Board of Directors held 12 regular meetings and two special meetings.   During the year ended December 31, 2012, no director attended fewer than 75 percent of the total meetings of the Board of Directors and committees on which such director served.

The independent members of the Board of Directors meet in “executive session” without the presence of management. These meetings are expected to occur no less than bi-annually in conjunction with regularly scheduled meetings of the full Board of Directors.  The Board of Directors has established various committees to which certain responsibilities have been delegated.  The committees include the following:

Compensation Committee

The Compensation Committee consisting of Directors Deal, Buchanan, Eyth, Hess and Davidsmeyer, reviews the salary and benefits provided to our officers and employees.  During 2012, the Committee met one time.  Each member of the Compensation Committee is “independent” as defined in the Nasdaq listing standards.  We do not have a compensation committee charter.

During the year ended December 31, 2012, the Compensation Committee met to review the performance of the executive officers and determine compensation programs and adjustments.  Andrew F. Applebee, Richard A. Foss and John C. Williams are our directors in addition to being our executive officers.  Messrs. Applebee, Foss and Williams do not participate in the Board of Directors’ determination of their respective compensation as executive officers.

The Compensation Committee has the primary authority to determine and recommend to our Board of Directors the compensation paid to the chief executive officer, other executive officers and directors, including both equity and non-equity compensation.  The performance of the chief executive officer and other executive officers is reviewed annually by the Compensation Committee.  In addition, the Compensation Committee annually reviews surveys of the compensation levels of other financial institutions of similar size and markets.  In addition, our Compensation Committee has historically taken into account input from independent members of our Board of Directors and publicly available data relating to compensation practices and policies of other companies within and outside our industry.  While peer group surveys may not be appropriate for a stand-alone tool for setting compensation, we generally believe that gathering this information is an important part of our decision-making process.  Our peer group consists of banks and thrifts of similar asset size located in our geographical area.  We also recognize that in order to attract, retain, and motivate key individuals, the Compensation Committee may determine that it is in our best interest to negotiate total compensation packages.

Our executive officers are generally not engaged directly with the Compensation Committee in setting the amount or form of executive officer or director compensation.  However, as part of the annual performance review for our executive officers other than the chief executive officer, the Compensation Committee considers the chief executive officer’s perspective on each executive officer’s individual performance.   In addition, the Compensation Committee may delegate to management certain of its duties and responsibilities, including the adoption, amendment, modification or termination of benefit plans.  The Compensation Committee also reviews the form and amount of compensation paid to our non-management directors from time to time.

For the year ended December 31, 2012, the Compensation Committee did not engage a compensation consultant to assist in determining the amount or form of executive and director compensation paid during 2012.

Nominating Committee

Each member of the Nominating Committee is “independent” as defined in the Nasdaq listing standards.  The Nominating Committee consists of Directors Hess, Deal, Eyth, and Buchanan.  The Nominating Committee met one time in fiscal year 2012.

The functions of the Nominating Committee include the following:

●	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

●	to review and monitor compliance with the requirements for board independence; and

●	to review the committee structure and make recommendations to the Board regarding committee membership.

Our Board of Directors has adopted a written charter for the Committee, which is available on our website at www.jacksonvillesavings.com. The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members.  In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.  The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

●	has personal and professional ethics and integrity and whose values are compatible with ours;

●	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

●	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

●	is familiar with the communities in which we operate and/or is actively engaged in community activities;

●	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our stockholders; and

●	has the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.  Although the Nominating Committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process.  While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Nominating Committee and the Board will also evaluate a potential director nominee’s personal character, community involvement, and willingness to serve so that he or she can help further our role as a community-based financial institution.

Procedures for the Recommendation of Director Nominations by Stockholders

The Nominating Committee has adopted procedures for the submission of recommendations for director nominees by stockholders.  If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by our stockholders.  Stockholders can submit the names of qualified candidates for director by writing to our Corporate Secretary, at 1211 West Morton Avenue, Jacksonville, Illinois 62650.  The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of our proxy materials for the preceding year’s annual meeting. The submission must include the following information:

●
the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

●
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

●	a statement of the candidate’s business and educational experience;

●	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

●	a statement detailing any relationship between the candidate and us;

●	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

●	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

●	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Other Matters and Advance Notice of Business to be Conducted at an Annual Meeting.”  There have been no material changes to these procedures since they were previously disclosed in our proxy statement for the 2012 Annual Meeting of Stockholders.

Audit Committee

Our Board of Directors has adopted a written charter for the Committee, which is available on our website at www.jacksonvillesavings.com.  Our Audit Committee consists of Directors Eyth, Buchanan, Davidsmeyer, and Hess.  Each member of the Audit Committee is “independent” as defined in the listing standards for Nasdaq-listed companies and under Rule 10A-3 of the Securities Exchange Act of 1934.  Each member of the Audit Committee is able to read and understand financial statements, and no member of the Audit Committee has participated in the preparation of our financial statements or Jacksonville Savings Bank’s, or Jacksonville Savings Bank’s subsidiaries’, financial statements during the past three years.  Director Eyth is deemed by us to be an “audit committee financial expert.”  Director Eyth has an understanding of generally accepted accounting principles (GAAP) and has the ability and experience to prepare, audit, evaluate and analyze financial statements which present the breadth and level of complexity of issues that we reasonably expect to be raised by our financial statements. Director Eyth has acquired these attributes through experience as a certified public accountant and partner in a public accounting firm.

The Audit Committee reviews, approves and oversees all of our related-party transactions, which would be required to be disclosed under applicable Exchange Act rules.  The Audit Committee meets as needed in order to examine and approve the audit report prepared by our independent registered public accounting firm and to conduct such other business as is necessary.  During 2012, the Audit Committee met five times.

In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

In accordance with its written charter and as part of its ongoing activities, the Audit Committee has:

●	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2012;

●	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

●
Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012.

This report has been provided by the Audit Committee:

Directors Eyth, Buchanan, Davidsmeyer and Hess.

Attendance at Annual Meeting of Stockholders.  We do not have a policy regarding director attendance at the annual meetings of stockholders.  Directors Applebee, Foss, Williams, Eyth, Hess, Buchanan and Davidsmeyer attended the prior year’s annual meeting of stockholders.

Executive Compensation

Summary Compensation Table.  The following table shows the compensation of Richard A. Foss, our principal executive officer, and the two highest compensated executive officers who received total compensation that exceeded $100,000 during the past fiscal year for services to us or any of our subsidiaries during the year ended December 31, 2012 and 2011.

Summary Compensation Table (3)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1)	Change in pension value and non- qualified deferred compensation earnings (2) ($)	All other compensation (3) ($)	Total ($)
Richard A. Foss, President and Chief Executive Officer	2012 2011	202,176 196,274	25,000 22,000	52,080 —	49,654 42,343	48,826 31,458	377,736 292,075

John C. Williams, Senior Vice President and Trust Officer	2012 2011	114,244 110,816	17,500 12,000	36,890 —	111,300 47,220	21,358 18,730	301,292 188,766

Chris A. Royal, Senior Vice President and Chief Lending Officer	2012 2011	124,930 121,290	14,500 13,000	43,400 —	22,245 14,590	6,319 6,102	211,394 154,982

(1)
Reflects the aggregate grant date fair value of option awards.  The grant date fair value has been computed in accordance with the stock-based accounting rules set forth under FASB ASC Topic 718.  The assumptions used in the valuation of these awards are included in Note 14 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission.

(2)
Amounts reported for Messrs. Foss and Williams include non-qualified deferred compensation earnings of $14,950 and $606, respectively, for 2012 and $10,611 and $430, respectively, for 2011 under the Jacksonville Savings Bank Long-Term Deferred Compensation Plan.

(3)
All other compensation in 2012 consisted of our matching contributions under the 401(k) Profit Sharing Plan and life insurance premiums paid by Jacksonville Bancorp, Inc.  This amounted to $13,701, $7,652, and $6,319 for Messrs. Foss, Williams and Royal, respectively. All other compensation in 2012 for Messrs. Foss and Williams also included board fees from Jacksonville Bancorp, Inc. totaling $14,600 and $13,100, respectively.  In addition, in 2012 Mr. Foss was reimbursed $5,575 to pay for family health insurance coverage.

Employment Agreements

Jacksonville Savings Bank has entered into separate amended and restated employment agreements with Andrew F. Applebee, the Chairman of the Board, and Mr. Foss, who is also a member of the Board of Directors (referred to below as the “executives” or “executive”) on March 17, 2009 and September 2, 2008, respectively.  The employment agreements were amended and restated in order to comply with Section 409A of the Internal Revenue Code.  The employment agreements ensure that Jacksonville Savings Bank maintains a stable and competent management base.  The continued success of Jacksonville Savings Bank depends on the skill and competence of the Chairman of the Board, and the President and Chief Executive Officer.

Each employment agreement provides for a three-year term.  Commencing on the anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend each employment agreement for an additional year unless written notice of nonrenewal is given by the Board of Directors after conducting a performance evaluation of the executive.  The current base salary under the employment agreements is $42,016 and $208,234 for Messrs. Applebee and Foss, respectively.  Each executive’s base salary will be reviewed annually.  In addition to the base salary, each executive will receive all benefits provided to permanent full-time employees of Jacksonville Savings Bank, including among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel, and will be entitled to receive directors fees while serving on the Board of Directors.

Each executive will be entitled to severance payments and benefits in the event of his termination of employment under specified circumstances, including his (A) termination of employment for reasons other than cause, disability, or retirement, or (B) in the event the executive resigns during the term of his agreement for any of the following reasons:

(1)
the failure to elect or reelect or appoint or reappoint the executive to his current position with Jacksonville Bancorp, Inc. and Jacksonville Savings Bank, or for Mr. Applebee, the failure to elect or reelect the executive as the Chairman of the Board;

(2)
a material change in the executive’s duties that are in effect as of the effective date of the agreement that would cause the executive’s position to become one of lesser responsibility or importance or a material reduction in the benefits and perquisites being provided to the executive;

(3)	a relocation of the executive’s principal place of employment by more than 30 miles from his current location;

(4)
liquidation or dissolution of Jacksonville Bancorp, Inc. or Jacksonville Savings Bank other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executive; or

(5)	any breach of the employment agreement.

In the event of the executive’s involuntary termination or resignation from employment following the occurrence of one of the circumstances identified above, the executive will be entitled to receive a cash lump sum payment within 30 days after his termination date (but a six month delay may apply if the executive is  a “specified employee” as defined in Section 409A of the Internal Revenue Code) in an amount equal to the greater of (i) the payments due under the remaining term of the executive’s employment agreement or (ii) three times the average of the three preceding years’ base salary, including bonuses and other cash compensation paid to executive, and also the amount of any benefits received by the executive pursuant to any employee benefits plan maintained by Jacksonville Savings Bank.  Each executive will also be entitled to continuation of life insurance and non-taxable medical and dental coverage during the remaining term of the agreement.  In the event the executive resigns without the occurrence of one of the circumstances identified above, the Board of Directors may choose to pay the executive a discretionary severance payment not to exceed the amounts described above.

In the event of the executive’s termination of employment, whether voluntary or involuntary, following a change in control of Jacksonville Savings Bank or Jacksonville Bancorp, Inc. during the term of the agreement, the executive will be entitled to receive a cash lump sum payment within 30 days after his termination date (but a six month delay may apply if the executive is  a “specified employee” as defined in Section 409A of the Internal Revenue Code) in an amount equal to the greater of (i) the payments due under the remaining term of the employment agreement or (ii) 2.99 times his average annual compensation received over the five years preceding his termination date, which includes base salary, bonuses and any other compensation paid to the executive, and also the benefits received under any employee benefits plan maintained by Jacksonville Savings Bank   In addition, Jacksonville Savings Bank would also continue each executive’s life insurance and non-taxable medical and dental coverage for the remaining term of his employment agreement.  In the event any severance payments or benefits provided to the executive constitutes an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, the severance payments or benefits under each employment agreement will be reduced accordingly to avoid penalties.

The employment agreements provide that for a period of one year following termination, other than following a change in control, each executive agrees not to compete with Jacksonville Savings Bank in any city, town or county in which it maintains an office or has filed an application to establish an office.

In addition, on September 2, 2008, Jacksonville Savings Bank entered into an amended and restated employment agreement with John Williams, a Senior Vice President of Jacksonville Savings Bank, who is also a member of the Board of Directors.  The employment agreement was amended and restated in order to comply with Section 409A of the Internal Revenue Code.  The term of the employment agreement is for one year and extends automatically for an additional year unless notice of nonrenewal is provided to the executive.  The executive’s current base salary under the employment agreement is $114,244.  In addition to the base salary, the executive will receive all benefits provided to permanent full-time employees of Jacksonville Savings Bank, including among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel, and will be entitled to receive directors fees while serving on the Board of Directors.

The executive will be entitled to severance payments and benefits in the event of his termination of employment under specified circumstances, including his (A) termination of employment for reasons other than cause, disability, or retirement; (B) termination of employment, whether voluntary or involuntary, following a change in control of Jacksonville Bancorp, Inc. or Jacksonville Savings Bank; or (C) in the event the executive resigns during the term of his agreement for any of the following reasons:

(1)	the failure to elect or reelect or appoint or reappoint the executive to his current position with Jacksonville Savings Bank;

(2)	a material change in the executive’s duties that are in effect as of the effective date of the agreement that would cause the executive’s position to become one of lesser responsibility or importance;

(3)
liquidation or dissolution of Jacksonville Bancorp, Inc. or Jacksonville Savings Bank other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executive; or

(4)	any breach of the employment agreement.

In the event of the executive’s termination as a result of one of the specified circumstances identified above, the executive will be entitled to receive a cash lump sum payment within 30 days after his termination date (but a six month delay may apply if the executive is  a “specified employee” as defined in Section 409A of the Internal Revenue Code) in an amount equal to the greater of: (i) the payments due under the remaining term of his employment agreement, or (ii) one times his base salary earned during the preceding 12 months, including bonuses and any other cash compensation paid during such period, and also any benefits received by the executive under any employee benefit plan maintained by Jacksonville Savings Bank.  The executive will also be entitled to continuation of life insurance and non-taxable medical and dental coverage during the remaining term of the agreement. In the event any severance payments or benefits provided to the executive constitutes an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, the severance payments or benefits under each employment agreement will be reduced accordingly to avoid penalties.

The employment agreement provides that for a period of one year following termination, other than following a change in control, the executive agrees not to compete with Jacksonville Savings Bank in any city, town or county in which it maintains an office or has filed an application to establish an office.

Benefit Plans

Stock Option Plan.  At our 2011 annual meeting, we adopted, and our stockholders approved, the Jacksonville Bancorp Inc. 2012 Stock Option Plan (“Stock Option Plan”), which authorized the Compensation Committee to issue grants of stock option awards for up to 104,035 shares of common stock to employees and outside directors, subject to individual limits.  A stock option award gives the recipient the right to purchase shares of common stock of Jacksonville Bancorp, Inc. at a specified price for a specified period of time.  Awards may be granted as either incentive or non-statutory stock options.  Incentive stock options have certain tax advantages for recipients and must comply with Section 422 of the Internal Revenue Code.  Only employees are eligible to receive incentive stock options.  Stock options are generally granted at fair market value on the date of grant and are intended, to the extent permissible under applicable law, to be incentive stock options. Shares of common stock purchased upon exercise of a stock option must be paid for in full at the time of exercise either (i) in cash; (ii) with common stock owned by the recipient; (iii) by net-settled shares; (iv) by broker-assisted cashless exercise; or (v) by other means acceptable to the Committee.  Grants become vested in accordance with the vesting schedule determined by the Compensation Committee.  In general, awards become fully vested upon death, disability, retirement or involuntary termination (other than for cause) following a change in control (as defined in the plan).  In general, the Board of Directors may amend or terminate the Stock Option Plan or any award, except that consent of the affected individual is required if the amendment adversely impairs his or her rights under an outstanding award. However, the Board may not amend the Stock Option Plan without approval of stockholders to materially increase the number of shares that may be issued under the Plan, materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Plan.  The term of the Stock Option Plan is ten years.

We previously adopted the 2001 Stock Option Plan and the 1996 Stock Option Plan. At December 31, 2012, no options under the 2001 Stock Option Plan remained outstanding and 3,303 options that were granted in 2004 were outstanding under the 1996 Stock Option Plan.

Outstanding Stock Options at Year End.  The following table sets forth information with respect to outstanding stock options as of December 31, 2012 for the Named Executive Officers.

	Option Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#) (1)	Option exercise price ($)	Option expiration date
Richard A. Foss	2,400	9,600	$15.65	04/24/2022
John C. Williams	1,700	6,800	$15.65	04/24/2022
Chris A. Royal	2,000	8,000	$15.65	04/24/2022

(1)	Options vest 20% per year beginning one year after the date of grant (i.e., options will vest 20% on April 24, 2013, 2014, 2015, 2016 and 2017).

Option awards set forth in the tables above were granted pursuant to the Jacksonville Bancorp Inc. 2012 Stock Option Plan.  All of the awards vest at a rate of 20% per year beginning one year from the date of grant.  The long vesting period is intended to ensure that the grants are viewed as long-term incentive compensation.  Awards become fully vested upon death, disability, retirement or involuntary termination of service (other than for cause) following change in control (as defined in the plan). Stock option grants are intended to be incentive stock options to the extent permissible under applicable law.  Stock options are generally exercisable for three months after termination of employment and for one year following death or disability.  For the year ended December 31, 2012, the aggregate grant date fair value of grants of stock options in the table above are also included in the amounts listed in the “Summary Compensation Table.”

Supplemental Life Insurance Plan.  Effective January 1, 2008, Jacksonville Savings Bank adopted the Supplemental Life Insurance Plan for the benefit of certain officers who have been selected to participate in the plan.  The plan provides for a lump sum payment of $100,000 to the participant’s beneficiary in the event of his or her death while employed with Jacksonville Savings Bank.  If the participant dies after his or her termination of employment with Jacksonville Savings Bank, the participant’s beneficiary will not be entitled to any benefits under the plan.  The plan is funded by the purchase of single-premium bank-owned life insurance policies.  Messrs. Applebee, Foss, Williams and Royal are participants in the plan.

Salary Continuation Plan 1.  On September 2, 2008, Jacksonville Savings Bank adopted Salary Continuation Plan 1 for a select group of management and highly compensated employees, as determined by the board of directors which was amended and restated on April 24, 2012.  The plan provides supplemental retirement benefits to a participant if he or she retires at age 65 or later, or dies while still employed with Jacksonville Savings Bank prior to attaining age 65, in an amount equal to the annual normal retirement benefit specified in the participant’s individual participation agreement.  Upon termination of employment on or after attaining age 55 with 5 years of service but prior to attaining age 65, the participant will be paid an annual early retirement benefit specified in the participant’s individual participation agreement.  If the participant terminates employment due to disability, the participant will be entitled to the disability benefit specified in the participant’s individual participation agreement.  In the event of a change in control followed by the participant’s termination of employment prior to attaining age 65, the participant will be entitled to the normal retirement benefit specified in the individual participant’s participation agreement, provided, however that such benefit is limited so that it will not constitute an “excess parachute payment” subject to excise taxes under Section 280G of the Internal Revenue Code.  Benefits under the plan generally will be paid in equal monthly installments for ten years.  Notwithstanding the foregoing, in the event a participant is a “specified employee,” as defined under Section 409A of the Internal Revenue Code, all payments under the plan that are scheduled to be made during the first six months following the participant’s termination of employment for any reason other than death or disability will be accumulated and paid in a lump sum on the first day of the seventh month following such termination.  Messrs. Applebee, Foss, Williams and Royal are participants in the Salary Continuation Plan 1, and are eligible to receive a normal retirement benefit of $30,000, $40,000, $30,000, and $35,000, respectively, payable for 10 years.

Long-Term Deferred Compensation Plan.  Effective January 1, 1996, Jacksonville Savings Bank adopted the Long-Term Deferred Compensation Plan for a select group of management and highly compensated employees, as determined by the Board of Directors.  The plan was frozen, effective December 31, 2004, such that no contributions were made to the plan thereafter.  The plan allowed for a participant to elect deferring a portion of his or her base salary and bonus payable during the year into the plan.  In addition, Jacksonville Savings Bank made a mandatory annual contribution on behalf of each participant in an amount equal to the contribution amount specified in the participant’s individual participation agreement, and also reserved the right to make an additional discretionary contribution on behalf of each participant.  All amounts contributed to the plan are credited to a bookkeeping account established on behalf of each participant, and will be payable to the participant following the earlier of his or her termination of employment, death, or disability in a lump sum or annual installments over a period not to exceed 15 years.

Deferred Compensation Agreements.  Mr. Williams entered into a deferred compensation agreement and the director’s compensation agreement with Chapin State Bank on August 3, 1987 and July 1, 1982, respectively.  The agreements were assumed by Jacksonville Bancorp, Inc. in connection with the acquisition of Chapin State Bank on July 3, 2000.  Mr. Williams is entitled to receive a retirement benefit of $117,316 and $108,360, respectively, under each agreement.  The retirement benefits under the agreements will commence upon Mr. Williams’ 65th birthday and will be payable in 120 monthly installments thereafter.  Mr. Williams’ retirement benefits under the agreements have been funded by bank-owned life insurance policies.

Tax-Qualified Benefit Plans

401(k) Plan. Jacksonville Savings Bank maintains the Jacksonville Savings Bank 401(k) Profit Sharing Plan and Trust, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) Plan’s eligibility requirements.  All eligible employees can begin participation in the 401(k) plan on the first entry date that coincides with or next follows the date the employee attains age 21 and has one year of service.  A participant may contribute up to 100% of his or her compensation to the 401(k) Plan, on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code.  For 2012, the salary deferral contribution limit is $17,000, provided, however that a participant over age 50 may contribute an additional $5,500 to the 401(k) Plan.  In addition to salary deferral contributions, Jacksonville Savings Bank will make matching contributions equal to a certain percentage (determined annually) of the participant’s salary deferral contributions for the plan year, and may also provide a discretionary employer contribution.  A participant is always 100% vested in his or her salary deferral contributions and employer matching contributions.  All other employer discretionary contributions vest at a rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service.  However, a participant will immediately become 100% vested in any discretionary employer contributions received upon the participant’s death, disability, or attainment of age 65 while employed with Jacksonville Savings Bank.  Generally, unless the participant elects otherwise, the participant’s benefit under the 401(k) Plan will be payable in the form of a lump sum payment by no later than the last day of the plan year immediately following the participant’s date of termination.

Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options or vehicles available, which includes investing in the common stock of Jacksonville Bancorp, Inc.

Employee Stock Ownership Plan.  Jacksonville Savings Bank maintains the Jacksonville Savings Bank Employee Stock Ownership Plan.  Employees who are at least 21 years old with at least one year of service are eligible to participate in the plan. The plan had borrowed funds from us and used those funds to purchase 41,614 shares of common stock for the plan in connection with our 2010 stock offering at a price of $10.00 per share.  The loan will be repaid principally through Jacksonville Savings Bank’s contribution to the plan and dividends payable on the common stock held by the plan over the 20-year term of the loan.  The interest rate for the loan is an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, as of the first business day of each calendar year during the term of the loan.

The trustee will hold the shares purchased by the plan in an unallocated suspense account, and shares will be released to the participants’ accounts as the loan is repaid.  Shares released from the unallocated suspense account will be allocated to each eligible participant’s plan account based on the ratio of each participant’s compensation to the total compensation of all eligible participants.  Under the terms of the plan, shares that are allocated to employees will be voted by the plan trustee based on directions received by the employee. Unallocated shares will be voted by the plan trustee in the same proportion as allocated shares pursuant to directions received by the employees.  Vested benefits are payable generally upon the participants’ termination of employment, and are paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash.  However, participants have the right to elect to receive their benefits entirely in the form of cash or common stock, or a combination of both.

The plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts.  The trustee votes allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Review of Risk Related to Compensation Policies and Procedures.  The Compensation Committee of the Board of Directors is responsible for the oversight of employee compensation policies and procedures, including the determination of whether any material risk is imposed on us from our compensation policies and procedures.  The Compensation Committee has reviewed our compensation policies and procedures, including those related to the payment of commissions and bonuses, and believes that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

Directors’ Compensation.

Directors’ Summary Compensation Table.  Set forth below is summary compensation for each of our non-employee directors for the fiscal year ended December 31, 2012.  Director compensation paid to directors who also are named executive officers is reflected above in the “Executive Compensation – Summary Compensation Table.”

	Director Compensation
Name	Fees earned or paid in cash ($)	Option Awards ($)(1)(2)	Change in pension value and non- qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Andrew F. Applebee	14,600	32,550	76,374	60,139	183,663
John M. Buchanan	13,750	6,510	—	—	20,260
Harmon B. Deal, III	17,050	6,510	—	—	23,560
John L. Eyth	15,550	6,510	—	—	22,060
Dean H. Hess	16,200	6,510	22,706	—	45,416
Emily J. Osburn	3,900	6,510	—	—	10,410
Peggy S. Davidsmeyer	10,200	6,510	—	—	16,710

(1)
Reflects the aggregate grant date fair value of option awards.  The grant date fair value has been computed in accordance with the stock-based accounting rules set forth under FASB ASC Topic 718.  The assumptions used in the valuation of these wards are included in Note 14 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission.

(2)	As of December 31, 2012, Mr. Applebee has 7,500 outstanding stock option awards and each outside director had 1,500 outstanding stock option awards.

Cash Compensation.  Members of the Board of Directors each received $13,100 during the year ended December 31, 2012.  We paid a total of $118,950 in directors’ fees for the year ended December 31, 2012.

Other Compensation Arrangements.  Please see the description of the employment agreement with Mr. Applebee set forth above under the “Executive Compensation – Summary Compensation Table” for further details.  Mr. Applebee is also a participant in the Salary Continuation Plan 1 and the Long-Term Deferred Compensation Plan.  Please see the descriptions of each plan set forth above under the “Executive Compensation – Benefit Plans” for further details.

Mr. Hess entered into the deferred compensation agreement and the director’s compensation agreement with Chapin State Bank on August 3, 1987 and July 1, 1982, respectively.  The agreements were assumed by Jacksonville Bancorp, Inc. in connection with the acquisition of Chapin State Bank on July 3, 2000.  Mr. Hess is entitled to receive a retirement benefit of $105,492 and $95,400, respectively, under each agreement.  Benefits are payable in 120 monthly installments.  The retirement benefits under the agreements commenced upon Mr. Hess’ 65th birthday, which occurred in 2012.  As a result, Mr. Hess is currently receiving a monthly benefit of $1,674 under his agreements, with 115 remaining installment payments to be made as of December 31, 2012.   Mr. Hess’ retirement benefits under the agreements have been funded by bank-owned life insurance policies.

Transactions With Certain Related Persons.

We intend that all transactions between us and our executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms consistent with the provisions of federal and state regulation, which governs loans to directors and executive officers and will be approved by a majority of our independent outside directors not having any interest in the transaction.  At December 31, 2012, we had loans with an aggregate balance of $3.9 million outstanding to our executive officers and directors.  In addition, we had loans with an aggregate balance of $1.9 million to related parties of our executive officers and directors.  All such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender, and did not involve more than the normal risk of collectibility or present other unfavorable features.

There were no transactions or series of transactions since the beginning of our last fiscal year or any currently proposed transaction where we were or are a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to us.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to our directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has approved the engagement of BKD, LLP to be our independent registered public accounting firm for the 2013 fiscal year, subject to the ratification of the engagement by our stockholders.  Auditors are not deemed independent under Securities Rules unless the Audit Committee has approved the engagement, or alternatively, the engagement is entered into pursuant to detailed pre-approval policies and procedures established by the audit committee which sets forth each specific service to be performed by the auditor. At the meeting, the stockholders will consider and vote on the ratification of the engagement of BKD, LLP for our fiscal year ending December 31, 2013.  A representative of BKD, LLP is expected to attend the meeting, and will have an opportunity to make a statement and to answer questions.

Audit Fees.  During the past two years, the fees billed for professional services rendered by BKD, LLP for the audit of our annual financial statements and for the review of our Form 10-K, annual report and Form 10-Q were $76,760 for 2012 and $74,918 for 2011.

Audit-related fees.  During the past two years, fees for professional services by the BKD, LLP that were not directly related to the preparation of the audit were $17,425 for 2012 and $15,950 for 2011.  Such fees related to the audit of our 401(k) plan and annual trust procedures in 2012 and 2011.

Tax Fees.  During the past two fiscal years, the fees billed for professional services by BKD, LLP for tax services were $12,765 for 2012 and $11,650 for 2011.

All Other Fees.  There were no aggregate fees billed for professional services rendered to us by the Independent Registered Public Accounting Firm for services other than those listed above for 2012 and 2011.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its independent registered public accounting firm.  The Audit Committee concluded that performing such services in 2012 and 2011 did not affect the independent registered public accounting firms’ independence in performing their function as auditors for us.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

In order to ratify the selection of BKD LLP as the registered public accounting firm for the 2012 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification.  The Board of Directors recommends a vote “FOR” the ratification of BKD LLP as the independent registered public accounting firm for the 2012 fiscal year.

PROPOSAL III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Principal Executive Officer and our two other most highly compensated executive officers of the Company (“Named Executive Officers”) is described in “Executive Compensation.”  Stockholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, stockholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the stockholders of Jacksonville Bancorp, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the Executive Compensation section of the Proxy Statement, including the compensation tables and other narrative disclosures set forth in that section.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourages all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTIONS SET FORTH IN PROPOSAL 3.

PROPOSAL IV – ADVISORY VOTE ON THE FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

In accordance with Section 14A of the Exchange Act, we are providing a stockholder advisory vote to approve the compensation of executives (the “say-on-pay” advisory vote in Proposal Three above) this year and will do so at least once every three years thereafter.  Pursuant to Section 14A of the Exchange Act, at the 2013 Annual Meeting, we are also asking stockholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the Board of Directors recommends that future stockholder “say-on-pay” advisory votes on executive compensation be conducted every year.  The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

Although the Board of Directors recommends a “say-on-pay” vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

Although this advisory vote regarding the frequency of “say-on-pay” votes is non-binding on the Board of Directors, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” stockholder advisory votes.

Unless otherwise instructed, validly executed proxies will be voted for the “One Year” frequency option.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO SELECT THE “ONE YEAR” FREQUENCY OPTION.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 1211 West Morton Avenue, Jacksonville, Illinois, no later than November 25, 2013.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, our Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Jacksonville Bancorp, Inc.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Jacksonville Bancorp, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article II, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on Jacksonville Bancorp, Inc.’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of Jacksonville Bancorp, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Nothing in this Proxy Statement shall be deemed to require us to include in our Proxy Statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

The 2014 Annual Meeting of Stockholders is expected to be held April 22, 2014.   Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be received by our Secretary no earlier than January 22, 2014 and no later than February 1, 2014.  If notice is received prior to January 22, 2014 or after February 1, 2014, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the meeting other than the matters described above in the Proxy Statement.  However, if any matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

We will bear the cost of solicitation of proxies.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telegraph or telephone without additional compensation. A copy of our Annual Report accompanies this Proxy Statement.  Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.  Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012, WHICH ALSO CONSTITUTES OUR ANNUAL DISCLOSURE STATEMENT, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE BY ACCESSING OUR WEBSITE AT “WWW.JACKSONVILLESAVINGS.COM“ OR UPON WRITTEN OR TELEPHONIC REQUEST TO DIANA TONE, AT 1211 WEST MORTON AVENUE, JACKSONVILLE, ILLINOIS 62650 OR CALL (217) 245-4111.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John D. Eilering
John D. Eilering Corporate Secretary Jacksonville, Illinois March 25, 2013

REVOCABLE PROXY

JACKSONVILLE BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
April 23, 2013

The undersigned hereby appoints the official proxy committee consisting of our Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of our common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at our main office, 1211 West Morton Avenue at 1:30 p.m. (Illinois time) on April 23, 2013.  The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

1.	The election as director of the nominees listed below to serve for a three-year term (except as marked to the contrary below).	FOR (except as marked to the contrary below)		VOTE WITHHELD

	Andrew F. Applebee	☐		☐

Peggy S. Davidsmeyer

	INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the lines below.	☐		☐

2.	The ratification of the appointment of BKD LLP as the independent registered public accounting firm for the year ending December 31, 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The approval of an advisory vote on executive compensation.	☐	☐	☐

		ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
4.	The approval of an advisory vote on the frequency of future “say-on-pay” advisory votes.	☐	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposals 1,2, and 3 and “ONE YEAR” for proposal 4.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSITIONS 1 THROUGH 3 AND FOR “ONE YEAR” FOR PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF OUR BOARD OF DIRECTORS. AT THE PRESENT TIME, OUR BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the meeting or at any adjournment thereof and after notification to our Corporate Secretary at the meting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to our Corporate Secretary at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the meeting.

The undersigned acknowledges receipt from us prior to the execution of this proxy of notice of the meeting, a proxy statement dated March 25, 2013, and audited financial statements.

Dated: March 25, 2013	☐ Check Box if You Plan to Attend meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

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